UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Freshworks Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

FRESHWORKS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40806	33-1218825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 S. Delaware Street, Suite 201

San Mateo, CA 94403

(Address of Principal Executive Offices and Zip Code)

(650) 513-0514

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FRSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, Freshworks Inc. (the “Company”) announced that Mr. Rathna Girish Mathrubootham has transitioned from his position as Chief Executive Officer of the Company to the role of Executive Chairman of the Company and that Mr. Dennis Woodside, the Company’s President, has also been appointed Chief Executive Officer of the Company. Mr. Mathrubootham will continue to serve as Chairman of the Company’s board of directors (the “Board”).

Mr. Woodside, age 55, has served as the Company’s President and as a member of the Board since September 2022. Prior to joining the Company, Mr. Woodside served as President at Impossible Foods Inc., a company that develops plant-based substitutes for meat products, from March 2019 to August 2022. From April 2014 to September 2018, Mr. Woodside served as Chief Operating Officer at Dropbox, Inc., a provider of cloud storage, file synchronization, personal cloud, and client software services. From May 2012 to April 2014, Mr. Woodside served as Chief Executive Officer for Motorola Mobility LLC, a consumer electronics and telecommunications company after it was acquired by Google. From 2003 to 2011, Mr. Woodside held various roles at Google.

There are no arrangements or understandings between Mr. Woodside and any other persons pursuant to which he was selected as an executive officer or director, and he has no family relationship with any of the Company’s directors or executive officers. Mr. Woodside does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 1, 2024, the Company issued a press release announcing the executive transition. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Freshworks Inc., May 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freshworks Inc.
Dated: May 1, 2024
	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Chief Legal Officer and General Counsel

Freshworks Announces CEO Transition

Founder and CEO Girish Mathrubootham will transition to role of Executive

Chairman, President Dennis Woodside to become Chief Executive Officer & President

San Mateo, Calif. – May 1, 2024 – Freshworks Inc. (NASDAQ: FRSH) today announced the appointment of Dennis Woodside as Freshworks’ Chief Executive Officer & President, effective later today. Woodside, currently Freshworks’ President, will succeed Girish Mathrubootham, the company’s Founder, as CEO. Mathrubootham will transition to a new role of Executive Chairman. Mathrubootham will remain the chairman of the Board of Directors, and Woodside will also remain a member of the Board of Directors.

Since founding Freshworks in 2010, Mathrubootham has transformed Freshworks from a fledgling startup in Chennai into a leading SaaS company headquartered in San Mateo, with products that make it easy for every business to delight their employees and customers. Mathrubootham steered Freshworks through an IPO on Nasdaq in September 2021, making Freshworks the first India-born SaaS firm to trade on a US exchange. Under his leadership, the business has grown to serve more than 67,000 customers globally, powered by approximately 4,900 talented employees operating globally in 13 locations.

“When I first proposed this next step to the Freshworks Board, we were starting to chart the next phase of our company’s journey. We brought Dennis on board to partner with me on crafting an ambitious growth plan, and my hope was that he could eventually lead the team of talented employees around the world to execute it, which would allow me to spend more time on the long-term product vision, innovation and AI strategy,” said Mathrubootham. “Dennis has a deep understanding of Freshworks’ business, customers and our employees, and a strong track record of building and scaling large global teams—he is the right leader to become our next CEO. I’m thrilled to announce this transition.”

Woodside joined Freshworks as President in September 2022. Since then, Woodside has accelerated Freshworks’ investments in enterprise grade products, and driven increased focus on the growth of mid-market and enterprise customers.

Woodside brings great leadership experience to this new role. Previously, Woodside served as Chief Operating Officer of Dropbox, helping grow revenue from $250M to $1.3B and ultimately raising over $1B in a successful IPO in 2018. Prior to that, Woodside held various sales and strategy leadership roles at Google from 2003 to 2014, including serving as CEO of Motorola Mobility after Google acquired the company in 2012. Before his long tenure at Google, Woodside was a consultant at McKinsey & Co. Woodside currently serves on the board of the Boys & Girls Club of the Peninsula in California and previously served on the board of the American Red Cross from 2016 to 2022 and on the board of ServiceNow from 2018 to 2022.

In his new role as Executive Chairman, Mathrubootham will remain highly engaged with our product vision, customers, and employees. He will work across the company to bring Freshworks’ long-term vision to life and consult with Woodside on strategic decisions. The transition frees him up to spend more time with our product teams in India, and our customers globally, and stay engaged with other external stakeholders.

“As I step into the role of CEO, I am deeply honored to build upon Girish’s remarkable legacy,” said Woodside. “What he has created is truly special. Our mission and strategy remain the same. We stand before extraordinary opportunities and have the right foundation to make it possible—a winning combination of our strong focus on delighting customers and our product portfolio and innovation. I’m committed and excited to continue our journey of growth.”

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “will,” “continue,” or similar expressions. Such statements involve risks and uncertainties, including those factors that are described under “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, and other documents of Freshworks Inc. we file with the Securities and Exchange Commission from time to time (available at www.sec.gov). We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) creates AI-boosted business software anyone can use. Purpose-built for IT, customer support, and sales and marketing teams, our products are designed to let everyone work more efficiently and deliver more value for immediate business impact. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 67,000 customers, including American Express, Blue Nile, Bridgestone, Databricks, Fila, and OfficeMax. For the freshest company news, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2024 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third party of Freshworks Inc. or any aspect of this press release.

Media Relations Contact:

Denise Gocke

pr@freshworks.com